Exhibit 99.1

PRESS RELEASE DATAMEDS AI, INC. 3000 BAYPORT DRIVE, SUITE 950 TAMPA, FLA. 33607 WEBSITE RUBENSTEIN PUBLIC RELATIONS CONTACT: JAMES LAMBERT 212-805-3024 JLAMBERT@RUBENSTEINPR.COM

FOR IMMEDIATE RELEASE

WELLGISTICS HEALTH, INC. OFFICIALLY CHANGES CORPORATE NAME TO DATAMEDS AI, INC.

Leading Health IT Company’s Rebranding Reflects Updated Healthcare Ecosystem Aligned with AI Integration to Optimize Patient Control of Healthcare Data

TAMPA, Fla. –Tuesday, July 21, 2026 - Wellgistics Health, Inc., (NASDAQ:WGRX), a Health IT leader, integrating pharmacy dispensing AI platform EinsteinRx™ into patented pharmacy smart contracts platform PharmacyChain™, today announced that it has officially completed its name change to DataMEDS AI, Inc. (“DataMEDS” or “the Company”). Simultaneous with this announcement, the Company announced that it will begin trading under the stock symbol ‘MEDS’ on the NASDAQ Capital Market stock exchange on Wednesday, July 22, 2026.

DataMeds aims to deliver a vertically aligned healthcare ecosystem to patients that expands EinsteinRx™’s technological capabilities into medical, laboratory and wearables fields through a proprietary blockchain, leveraging unique drug-adjunct products to tailor patient-specific solutions through the Health Lives Here app, initially targeting GLP-1-associated muscle loss and Long COVID patient bases. The Company intends to leverage Health Lives Here’s unique patient-engagement infrastructure to consolidate electronic health data into our proprietary health-centered blockchain infrastructure to enable patients to participate in data transaction revenue, reduce data friction for providers, and allow for tailored clinical trial offerings of both prescription drugs and/or proprietary nutraceutical products for patients seeking to reach specific health goals.

“Today’s announcement is the start of a new chapter in healthcare as we lay the groundwork for patients being able to seize control of their health data,” said Gerald Commissiong, Gerald E. Commissiong, Interim Co-CEO of Wellgistics Health. “From the pending launch of our digital platform under the consumer Health Lives Here app, to expanding EinsteinRx AI technology into new medical fields to help consolidate data access for patients, providers, pharmacists, pharmaceutical manufacturers and payors/PBMs, DataMeds AI is building a more cohesive digital health environment that allows for greater efficiency and better health outcomes by breaking down the data sharing barriers that exist in our healthcare system today.”

For more information about DataMeds AI, Inc. visit their website or contact James Lambert, Vice President at Rubenstein Public Relations, at jlambert@rubensteinpr.com or at 212-805-3024.

About DataMeds AI, Inc.

DataMeds AI, Inc., (formerly Wellgistics Health) is a leading Health IT company that focuses on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units to deliver a better healthcare experience for consumers. Headquartered in Tampa, Fla., DataMeds AI incorporates the artificial intelligence platform EinsteinRx™ and blockchain-enabled smart contacts platform PharmacyChain™ into the Health Lives Here Mobile application and Tollo Health.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the proposed corporate name change to DataMeds AI, Inc.; the proposed rebranding of the Company’s Pharmacy and Pharmacy Services division as Corexa Health; the Company’s proposed transaction with DataVault AI Inc., Scilex Holding Company, EOS Holdings and HealthBridge Advisors; the anticipated timing, structure, terms and completion of such transaction; the satisfaction or waiver of closing conditions; the receipt of stockholder approval and any other required approvals; the Company’s anticipated business strategy, operating plans and growth opportunities; the integration of telemedicine, pharmacy, laboratory, wearable-device, artificial intelligence, blockchain and data-management technologies; the proposed development, commercialization and expansion of EinsteinRx AI, PharmacyChain, Health Lives Here and related platforms; the Company’s ability to empower patients to access, manage, control or monetize health data; the anticipated benefits of the Company’s technology platforms, strategic relationships and business combinations; the Company’s capitalization, outstanding securities, lock-up arrangements, public float and registration statements; the Company’s ability to maintain compliance with Nasdaq listing standards; and the Company’s liquidity, capital resources and ability to fund operations.

Forward-looking statements are based on current expectations, estimates, projections and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the risk that the proposed name change may not be approved by stockholders or otherwise completed; the risk that the proposed transaction may not be completed on the anticipated terms or timeline, or at all; the risk that closing conditions may not be satisfied or waived; risks related to integrating multiple businesses, technologies and platforms; risks related to the development, commercialization, adoption, scalability and regulatory treatment of artificial intelligence, blockchain-enabled data management, telemedicine, pharmacy, laboratory, wearable-device and digital health technologies; risks related to healthcare privacy, cybersecurity, data ownership, data monetization and compliance with applicable healthcare, pharmacy, consumer protection, data protection and securities laws; risks related to the Company’s liquidity, capital resources, indebtedness, dilution, outstanding securities, registration statements and ability to raise additional capital; risks related to maintaining compliance with Nasdaq listing standards; market, regulatory, competitive and operational risks affecting the healthcare, pharmacy, pharmaceutical distribution, artificial intelligence, technology and digital asset sectors; and other risks described in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Wellgistics Media Contact

James Lambert, Vice President

Rubenstein Public Relations

Phone: 212.805.3024

Email: jlambert@rubensteinpr.com

Wellgistics Investor Contact

Investor Relations: IR@wellgisticshealth.com

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